UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) July 30, 2009

                                 EMCOR Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        1-8267                                            11-2125338
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)



     301 Merritt Seven, Norwalk, CT                    06851-1092
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                     N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On July 30, 2009, EMCOR Group, Inc. issued a press release disclosing results of operations for its fiscal 2009 second quarter ended June 30, 2009. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number   Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on July 30, 2009 disclosing results of operations for its fiscal 2009 second quarter ended June 30, 2009.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMCOR Group, Inc.


Dated:  July 30, 2009                         By:     /s/ Frank T. MacInnis
                                                  ---------------------------
                                                       Frank T. MacInnis
                                                    Chairman of the Board of
                                                      Directors and Chief
                                                       Executive Officer

                                                                    Exhibit 99.1

                               FOR: EMCOR GROUP, INC.

                           CONTACT: R. Kevin Matz
                                    Executive Vice President
                                    Shared Services
                                    (203) 849-7938

                                    FD
                                    Investors: Eric Boyriven / Alexandra Tramont
                                    (212) 850-5600

                                    Linden Alschuler & Kaplan, Inc.
                                    Media: Suzanne Dawson / Cecile Fradkin
                                    212-575-4545


             EMCOR GROUP, INC. REPORTS SECOND QUARTER 2009 RESULTS
         - Second Quarter Operating Income Increases to $74.9 Million -
               - Second Quarter Diluted EPS Increases to $0.67 -

NORWALK, CONNECTICUT, July 30, 2009 - EMCOR Group, Inc. (NYSE: EME) today reported record results for the second quarter ended June 30, 2009.

For the 2009 second quarter, the Company reported net income (1) of $44.8 million, or $0.67 per diluted share, an increase of 2.0% over net income (1) of $44.0 million, or $0.65 per diluted share, in the second quarter of 2008. In the 2009 second quarter, revenues were $1.42 billion compared to $1.72 billion in the second quarter of 2008.

Including restructuring expenses of $3.0 million, operating income in the 2009 second quarter was $74.9 million, an increase of 2.1% from operating income of $73.3 million in the same quarter a year ago. As a percentage of revenues, operating income in the quarter rose to 5.3% from 4.3% in the 2008 second quarter. Selling, general and administrative expenses (SG&A) decreased $14.9 million to $137.0 million, or 9.6% of revenues, in the second quarter of 2009, compared to $151.8 million, or 8.8% of revenues, in the comparable prior year period.

Contract backlog as of June 30, 2009 was $3.40 billion, compared to contract backlog of $4.67 billion as of June 30, 2008 and $3.67 billion as of March 31, 2009. The decline in backlog was principally attributable to reduced contract awards in the hospitality / gaming sectors, particularly in Las Vegas, and in the commercial sector, which was partially offset by backlog growth in the institutional sector.

Compared to the first quarter of 2009, revenues increased 2.0%, operating income increased 16.4% and net income increased 21.9%. This performance reflects the Company's solid operational execution and aggressive cost cutting initiatives.

EMCOR Reports Second Quarter Results                                      Page 2

Net income (1) for the first half of 2009 was $81.6 million, or $1.22 per diluted share, an increase of 11.3% over net income (1) of $73.3 million, or $1.09 per diluted share, for the prior year comparable period. Revenues for the first half of 2009 totaled $2.82 billion compared to $3.38 billion for the first six months of 2008, a decrease of 16.8%.

For the 2009 six-month period, operating income increased 13.1% to $139.2 million, or 4.9% of revenues, from $123.0 million, or 3.6% of revenues, in the same year ago period. Operating income for the 2009 six-month period included restructuring expenses of $4.1 million. SG&A for the first half of 2009 was $264.8 million, or 9.4% of revenues, compared to $292.1 million, or 8.6% of revenues for the first half of 2008.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "We are very pleased with our performance in the 2009 second quarter, which exceeded our expectations in the face of a weak economic environment, and was driven by outstanding execution. We saw solid performance across the majority of our segments that drove profitability improvements in spite of lower demand. These results are a testament to the work we have done over the past few years to strengthen and diversify our business mix and to develop recurring sources of revenue, in addition to our swift response to the global economic downturn."

Mr. MacInnis continued, "Our performance during the first half of 2009 is also the result of our long-term efforts to reposition EMCOR to perform across the economic cycle. Leveraging the expertise of one of the most talented management teams in the industry, we have diversified our business to include a significant presence in more profitable market segments in our industry whose demand drivers are less directly tied to the overall economy. We have done this while maintaining the expense discipline and liquidity required to manage through economic cycles. As a result, we are a more balanced and profitable company than ever before, and while we are not immune to the current pressures on our industry, we believe EMCOR is better positioned to weather this cycle than at any other time in our history. We continue to be supported by a strong balance sheet and growing cash position, which benefits us in a difficult market where financial strength and liquidity are key competitive differentiators."

Mr. MacInnis concluded, "Although we are extremely pleased with our performance to date, visibility in the face of challenging market conditions remains limited. We continue to see softness in the commercial and hospitality / gaming sectors, and the prospect for sequential growth in our facilities services operations, while possible, remains unclear. However, we continue to win key projects and expect that our financial strength, geographic reach and experience will position us well to participate in government stimulus projects as they become available, which we expect will begin to occur near the end of 2009 and into 2010. Given the unpredictability of the overall market, our focus remains on controlling costs, superior execution and positioning our business for the eventual economic rebound."

EMCOR Reports Second Quarter Results                                      Page 3

The Company noted that, based on its financial performance in the first half of 2009, current market conditions and the scope of its contract backlog, it has updated its full year 2009 guidance to include revenues of $5.5 billion to $5.7 billion and 2009 full year diluted EPS of $2.00 to $2.20. While a material deterioration in market conditions from current levels could cause the Company's performance to decline, early benefits from the economic stimulus plan, accretive acquisitions, and/or improved credit markets could provide opportunities to exceed these estimates.

EMCOR Group, Inc. is a Fortune 500(R) worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's second quarter conference call will be available live via internet broadcast today, Thursday, July 30, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

(1)  EMCOR  adopted  SFAS No. 160,  "Noncontrolling  Interests  in  Consolidated
     Financial Statements," effective January 1, 2009, which, among other things, changed the presentation format and certain captions of our Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets. EMCOR uses the captions recommended by this standard in its condensed consolidated financial statements such as "net income attributable to EMCOR Group, Inc." and "basic and diluted earnings per common share attributable to EMCOR Group, Inc. common stockholders." However, in the preceding release EMCOR has shortened this language to "net income" and "earnings per share".

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2008 Form 10-K, its Form 10-Q for the second quarter ended June 30, 2009, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.


                          - FINANCIAL TABLES FOLLOW -

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                           For the Three Months Ended           For the Six Months Ended
                                                     June 30,                            June 30,
                                          ----------------------------        ----------------------------
                                              2009             2008               2009             2008
                                          -----------      -----------        -----------      -----------

Revenues                                  $ 1,422,670      $ 1,722,972        $ 2,817,306      $ 3,384,375
Cost of sales                               1,207,786        1,497,761          2,409,263        2,969,239
                                          -----------      -----------        -----------      -----------
Gross profit                                  214,884          225,211            408,043          415,136
Selling, general and
  administrative expenses                     136,974          151,824            264,769          292,066
Restructuring expenses                          3,050               57              4,110               71
                                          -----------      -----------        -----------      -----------

Operating income                               74,860           73,330            139,164          122,999
Interest expense, net                            (814)            (579)            (1,065)          (1,433)
                                          -----------      -----------        -----------      -----------

Income before income taxes                     74,046           72,751            138,099          121,566
Income tax provision                           28,818           28,520             55,500           47,931
                                          -----------      -----------        -----------      -----------

Net income including
  noncontrolling interests                     45,228           44,231             82,599           73,635
Less: Net income attributable to
  noncontrolling interests                       (409)            (277)            (1,012)            (353)
                                          -----------      -----------        -----------      -----------

Net income attributable
  to EMCOR Group, Inc. (1)                $    44,819      $    43,954        $    81,587      $    73,282
                                          ===========      ===========        ===========      ===========

Basic earnings per common share:

Net income attributable to EMCOR
  Group, Inc. common stockholders         $      0.68      $      0.67        $      1.24      $      1.12
                                          ===========      ===========        ===========      ===========

Diluted earnings per common share:

Net income attributable to EMCOR
  Group, Inc. common stockholders         $      0.67      $      0.65        $      1.22      $      1.09
                                          ===========      ===========        ===========      ===========

Weighted average shares of common
  stock outstanding:
      Basic                                65,835,298       65,322,768         65,847,911       65,294,160
      Diluted                              67,262,113       67,301,117         67,142,328       67,137,110

                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                         June 30,              December 31,
                                                                           2009                    2008
                                                                        (Unaudited)
                                                                        -----------            ------------
ASSETS
Current assets:
  Cash and cash equivalents                                             $  521,471              $  405,869
  Accounts receivable, net                                               1,249,020               1,390,973
  Costs and estimated earnings in excess of billings
    on uncompleted contracts                                                89,062                 105,441
  Inventories                                                               45,924                  54,601
  Prepaid expenses and other                                                59,620                  53,856
                                                                        ----------              ----------
    Total current assets                                                 1,965,097               2,010,740

Investments, notes and other long-term receivables                          22,668                  14,958
Property, plant & equipment, net                                            94,802                  96,716
Goodwill                                                                   586,127                 582,714
Identifiable intangible assets, net                                        287,211                 292,128
Other assets                                                                11,842                  11,148
                                                                        ----------              ----------
Total assets                                                            $2,967,747              $3,008,404
                                                                        ==========              ==========

LIABILITIES AND EQUITY
Current liabilities:
  Borrowings under working capital credit line                          $       --              $       --
  Current maturities of long-term debt and capital
    lease obligations                                                        3,405                   3,886
  Accounts payable                                                         405,791                 500,881
  Billings in excess of costs and estimated earnings
    on uncompleted contracts                                               629,758                 601,834
  Accrued payroll and benefits                                             184,447                 221,564
  Other accrued expenses and liabilities                                   172,367                 184,990
                                                                        ----------              ----------
    Total current liabilities                                            1,395,768               1,513,155

Long-term debt and capital lease obligations                               193,729                 196,218
Other long-term obligations                                                238,209                 248,262
                                                                        ----------              ----------
    Total liabilities                                                    1,827,706               1,957,635
                                                                        ----------              ----------
Equity:
  Total EMCOR Group, Inc. stockholders' equity                           1,132,155               1,043,345
  Noncontrolling interests                                                   7,886                   7,424
                                                                        ----------              ----------
    Total equity                                                         1,140,041               1,050,769
                                                                        ----------              ----------
Total liabilities and equity                                            $2,967,747              $3,008,404
                                                                        ==========              ==========